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                                                                    EXHIBIT 11


                      BRUSH WELLMAN INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


                                                            FIRST QUARTER ENDED
                                                   -------------------------------------
                                                    March 29,                  April 2,
                                                      1996                       1995
                                                      ----                       ----
Primary:
  Average shares outstanding                       16,114,128                 16,123,733

  Dillutive stock options based
     on the treasury stock method
     using average market price                        20,353                    107,779
                                                  -----------                -----------
                   TOTALS                          16,134,481                 16,231,512
                                                  ===========                ===========

  Net Income                                      $ 5,155,000                $ 6,788,000

  Per share amount                                      $0.32                      $0.42
                                                  ===========                ===========


Fully diluted:
  Average shares outstanding                       16,114,128                 16,123,733

  Dillutive stock options based
     on the treasury stock method
     using average market price                        21,013                    166,916
                                                  -----------                -----------

                   TOTALS                          16,135,141                 16,290,649
                                                  ===========                ===========

  Net Income                                      $ 5,155,000                $ 6,788,000

  Per share amount                                      $0.32                      $0.42
                                                  ===========                ===========

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